UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 2, 2025

NEXT TECHNOLOGY HOLDING INC.
(Exact name of Registrant as specified in its charter)

Wyoming	001-41450	84-4948289
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

+44-7421477289

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value per share	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2025, Next Technology Holding Inc., a Wyoming corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investor named thereto (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”): (i) 25,313,256 shares of common stock (the “Common Stock”) of the Company, no par value per share (the “Shares”), at a purchase price of $0.15 per share; and (ii) pre-funded warrants to purchase up to 34,686,744 shares of Common Stock (the “Pre-Funded Warrants”) at a purchase price of $0.149 per Pre-Funded Warrant.

The Offering closed on September 3, 2025. The Company received approximately $9 million in gross proceeds from the Offering, before deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds from the Offering for working capital purposes.

The Pre-Funded Warrants were sold to the Purchaser, whose purchase of the Shares in the Offering would otherwise have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the outstanding share capital of the Company following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full (subject to the beneficial ownership limitation described above). As of the date of this report, the Purchaser has exercised the Pre-Funded Warrants to purchase 34,686,744 shares of Common Stock, and the Company has issued to the Purchaser such 34,686,744 shares of Common Stock in accordance with the terms of the Pre-Funded Warrants.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

In addition, the Company agreed that for a period of sixty (60) days from the closing date of the Offering, it will not: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or equivalent securities; or (ii) file any registration statement or amendment or supplement thereto (other than the Prospectus Supplement, the filing of any amendment or supplement to an existing registration statement for an “at the market” offering with the Placement Agent as sales agent, or on Form S-8 or in connection with any employee benefit plan). In addition, the Company agreed that it will not conduct any sales of Common Stock or equivalent securities involving a variable rate transaction (as defined in the Purchase Agreement) for a period of sixty (60) days from the closing date of the Offering, subject to certain exceptions as described in the Purchase Agreement.

The Shares, the Pre-Funded Warrants and the shares of Common Stock underlying the Pre-funded Warrants (together with the Shares and the Pre-Funded Warrants, the “Securities”) were offered by the Company pursuant to a registration statement on Form S-3, as amended (File No. 333-267362) (the “Registration Statement”), previously filed and declared effective by the Securities and Exchange Commission (the “Commission”) on September 16, 2022, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated September 2, 2025 (the “Prospectus Supplement”).

On September 2, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Univest Securities, LLC (“Univest” or the “Placement Agent”), pursuant to which the Company engaged Univest as the exclusive placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares and the Pre-Funded Warrants. In addition, under the Placement Agency Agreement the Company agreed to pay the Placement Agent a placement agent fee in cash equal to seven percent (7%) of the aggregate gross proceeds raised from the sale. The Company also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by them in connection with the Offering in an amount not to exceed $150,000, and a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the Offering.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The foregoing summaries of the Placement Agency Agreement, the Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents filed as Exhibits 1.1, 10.1 and 4.1, respectively, hereto and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.01. Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 28, 2025, on August 25, 2025, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating Nasdaq’s view that the Company no longer has an operating business and is a “public shell” under Nasdaq Listing Rule 5101 and, as a result, unless the Company timely requests a hearing before a Hearings Panel (the “Panel”), it would be subject to delisting.

The Company disagrees with Nasdaq’s view regarding the Company’s status as a “public shell” and has appealed Nasdaq’s determination by submitting a hearing request form on September 2, 2025. On September 3, 2025, the Company received confirmation from Nasdaq that an oral hearing before the Panel has been granted and scheduled for October 7, 2025, at 11:00 a.m. Eastern Time. The hearing request automatically stays any suspension or delisting action pending the hearing and the expiration of any additional extension period that may be granted by the Panel pursuant to the hearing. There can be no assurance that the Company’s appeal of the delisting determination will be successful, or that, if successful, the Company will be able to maintain compliance with all applicable listing criteria.

Item 8.01 Other Events.

On September 2, 2025, the Company issued a press release related to the Offering entitled “Next Technology Holding Inc. Announces $9 Million Registered Direct Offering”, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This report is incorporated by reference into the registration statements on Form S-8 (File No. 333-288503) and on Form S-3 (File No. 333-267362) of the Company, filed with the Commission, to be a part thereof from the date on which this report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Current Report on Form 8-K. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which information set forth herein speaks only as of the date hereof. The Company does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description
1.1	Placement Agency Agreement, dated September 2, 2025, by and between the Company and Univest Securities, LLC
4.1	Form of the Pre-Funded Warrants
5.1	Opinion of McLaughlin & Stern, LLP
5.2	Opinion of Long Reimer Winegar LLP
10.1	Form of Securities Purchase Agreement, dated September 2, 2025, by and among the Company and the purchaser thereto
23.1	Consent of Long Reimer Winegar LLP (included in Exhibit 5.1)
23.2	Consent of McLaughlin & Stern, LLP (included in Exhibit 5.2)
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Next Technology Holding Inc.

By:	/s/ Wei Hong Liu
Name:	Weihong LIU
Title:	Chief Executive Officer

Date: September 5, 2025

4